UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

 RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2025, Renovaro, Inc., a Delaware corporation (“Renovaro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renovaro Acquisition Sub, a Delaware corporation and wholly owned subsidiary of Renovaro (“Merger Sub”) and Biosymetrics, Inc., a Delaware corporation (“Biosymetrics”). Biosymetrics is a company focused on artificial intelligence driven drug discovery and biomarker identification.

Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will be merged with and into Biosymetrics, with Biosymetrics as the surviving corporation and wholly owned subsidiary of Renovaro (the “Transaction”).

At Closing, Biosymetrics shall privately issue 15 million shares of the Company’s common stock, par value $0.0001 per share (“Common Stock” and such shares of Common Stock issued in connection with the Transaction, the “Shares”) to the stockholders of Biosymetrics in consideration for the exchange of all the issued and outstanding share capital of Biosymetrics. Upon Closing, the Chief Executive Officer and majority stockholder of Biosymetrics (the “Stockholder Representative”) shall enter into a lock-up with respect to Shares received by him restricting the sale of such Shares for a period of one year following the Closing.

The offer and sale of the Shares to be issued to the stockholders of Biosymetrics in connection with the Transaction at the Closing has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act. As a result, such Shares shall not be freely tradable upon Closing and subject to certain holding periods under applicable securities laws.

The Merger Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this size and type, including, among other things, customary covenants relating to (i) the conduct of Biosymetrics between the signing of the Merger Agreement and the Closing and (ii) the efforts of the parties to cause the Transaction to be consummated, including obtaining certain consents and approvals.

In addition, pursuant to the terms of the Merger Agreement, three million of the Shares are required to be held in escrow for a period of one year following the Closing date and, to the extent Biosymetrics becomes liable to Renovaro pursuant to the indemnification provisions contained in the Merger Agreement, Renovaro may withheld delivery of such Shares.

Consummation of the Closing is subject to satisfaction or waiver of customary closing conditions, including but not limited to, approval by Biosymetrics’ stockholders, the listing of the Shares on the Nasdaq Stock Market and the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Merger Agreement.

The Merger Agreement contains customary termination rights, including that either Renovaro or Biosymetrics may terminate the Merger Agreement if (i) the Transaction has not closed by March 15, 2025, (ii) Biosymetrics stockholders do not approve the Transaction, or (iii) any governmental authority issues any order, injunction, or judgment that restrains, enjoins or otherwise prohibits or makes the transaction illegal.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

There can be no assurance that the Merger Agreement will close or the timing of any such closing. Renovaro does not intend to discuss further developments regarding this transaction unless further disclosure is required by law.

The Merger Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Renovaro or Biosymetrics or any other party thereto. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The offer and sale of the Shares to be issued to the stockholders of Biosymetrics in connection with the Transaction at the Closing has not been registered under the Securities Act in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act. The Company has represented to Renovaro that the Biosymetrics stockholders are “accredited investors” as defined in Rule 501(a) under the Securities Act. Pursuant to the terms of the Merger Agreement, any Biosymetrics stockholder who is not deemed an accredited investor at Closing shall receive a cash payment equivalent in value to such Shares the stockholder would have otherwise been entitled to receive from the Stockholder Representative.

Item 7.01 Regulation FD Disclosure.

On February 26, 2025, Renovaro issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated February 26, 2025, by and among Renovaro, Inc, Renovaro Acquisition Sub and Biosymetrics, Inc.
99.1	Press Release dated February 26, 2025
104	Cover Page Interactive Data File

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Nathen Fuentes
Name: Nathen Fuentes Title: Chief Financial Officer

Date: February 28, 2025